GREENBERG TRAURIG, LLP
MetLife Building
200 Park Avenue
New York, New York 10166

Spencer G. Feldman
212-801-9221

August 13, 2008

VIA EDGAR

U.S. Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:	City Language Exchange Incorporated — Quarterly Report on Form 10-Q for the Six Months ended June 30, 2008

Dear Sirs:

On behalf of City Language Exchange Incorporated, a Delaware corporation, we hereby submit in electronic format for filing with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and Rule 101(a) (1) (iii) of Regulation S-T, one copy of City Language Exchange’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008.

Please address any comments or questions that you may have concerning the Form 10-Q to Jonny White, City Language Exchange’s President, Chief Executive Officer and Chief Financial Officer, or to me.

Very truly yours,

/s/ Spencer G. Feldman
Spencer G. Feldman

Encls.

cc: Mr. Jonny White